SECURITIES AND EXCHANGE COMMISSION


                        Washington, D.C.  20549



                               FORM 8-K
                            CURRENT REPORT



                Pursuant to Section 13 or 15(d) of the
                  Securities and Exchange Act of 1934


           Date of Report (Date of earliest event reported):
                           November 10, 1997


                   SIEMANN EDUCATIONAL SYSTEMS, INC
        (Exact name of registrant as specified in its charter)



     COLORADO               33-18174                  84-1067172
(State or other     (Commission File Number)  (IRS Employer I.D. Number)
jurisdiction of
incorporation)



                  405 SOUTH PLATTE RIVER DRIVE SUITE 3A
                         DENVER, COLORADO 80203
                (Address of principal executive offices)


Registrant's telephone number, including area code:   (303) 733-9673



                      Chartwell Cable Fund, Inc.
                            20 Chase Street
                       Lakewood, Colorado  80226
     -------------------------------------------------------------
    (Former name and former address, if changed since last report)

ITEM 4.   CHANGES IN ACCOUNTANTS

          Holben, Boak, Cooper & Co., formerly CPA's for the Company, resigned as auditor on November 10, 1997 due to the pending dissolution of that firm. Gordon, Hughes & Banks, LLP, CPA's were engaged on November 10, 1997 as auditors for the Company.

          In connection with audits of two most recent fiscal years and any interim period preceding resignation, no disagreements exist with any former accountant on any matter of accounting principles or practices, financial statement disclosure, or auditing scope of procedure, which disagreements if not resolved to the satisfaction of the former accountant would have caused him to make reference in connection with his report to the subject matter of the disagreement(s) in connection with its reports.

          The audit report by Holben, Boak, Cooper & Co., ("HBC") for the year ended December 31, 1996. contained no adverse opinion, disclaimer or qualification except a paragraph discussing uncertainties related to continuation of the Registrant as a going concern. No adverse opinion, disclaimer or qualification was included in the opinion by HBC for the year ending December 31, 1995.

          The decision to change accountants was approved by the Board of Directors.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS.


          (a) and (b)    N/A

          (c)       Exhibits:

Exhibit No.    Page      Description
-----------    ----      -----------

   23.1         3        Letter from Holben, Boak, Cooper & Co.


ITEM 8.   CHANGE IN FISCAL YEAR

          On September 18, 1997 the Company's shareholders voted to change the Company's fiscal year end from August 31 to December 31.

                              SIGNATURES


          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              Siemann Educational Systems, Inc.
                              (Registrant)

                              By  /s/ Paul T. Siemann
                                ----------------------------
                                   Paul T. Siemann
                                   Chief Executive Officer

Dated: November 10, 1997